Exhibit 10.1
Sales and Services Agreement
This Sales and Services Agreement (this “Agreement”) is entered into as of July 16, 2010, by and between LaRoss Partners, LLC, a New York limited liability company (“LaRoss”), with its principal office at 1 Expressway Plaza, Suite 114, Roslyn Heights, NY 11577, and Local.com Corporation, a Delaware corporation (“Local.com”), with its principal office at One Technology Drive, Building G, Irvine, California 92618. Local.com and LaRoss shall collectively be referred to herein as the “Parties” and each a “Party”.
Recitals
WHEREAS, Local.com desires to engage LaRoss to sell certain of Local.com’s advertising products in accordance with certain established customer acquisition criteria, as more particularly described in the Agreement;
WHEREAS, Local.com desires to retain LaRoss to provide certain billing, settlement, reporting and other services to Local.com for the customers acquired by LaRoss and other customers of Local.com on Local.com’s behalf pursuant to this Agreement, each as more specifically described in the Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, LaRoss and Local.com hereby agree as set forth below.
Section 1. Customer Acquisition.
(a) During the Term (as defined below), LaRoss will sell certain of its own and Local.com’s advertising products on behalf of Local.com, including the initial products described in Exhibit A-1 and Exhibit A-2 attached hereto and such other products as may be added to Exhibit A-1 and Exhibit A-2 by the Parties upon mutual written agreement from time to time (the “Products”), subject at all times to Local.com’s early termination rights set forth below. The Products will be sold directly to small business customers at the prices set opposite the description of such Product on Exhibit A-1 or Exhibit A-2, as may be modified by the Parties from time to time upon subsequent written agreement.
(b) LaRoss will sell the Products via telesales efforts, either directly or via outsourced sales channels, to potential customers meeting the following criteria:
(i)	lead must be a business or service offering located in the United States;

(ii)	lead must not be an existing customer of Local.com or a previous customer of Local.com that has cancelled within the last six (6) months and provided that Local.com provides the information necessary for LaRoss to make this determination in a manner as may be agreed by the Parties from time to time;

(iii)	lead must be capable of being billed via their phone bill (“LEC billed”); and

(iv)	lead’s contact information must not be on the Do Not Call lists of either Local.com or LaRoss or any national Do Not Call list; (collectively, “Leads” and each, a “Lead”).
As between Local.com and LaRoss, LaRoss will be solely responsible for sourcing and developing all Leads necessary to meet the Sales Targets (as defined below). Local.com shall be responsible for providing LaRoss with a file of its existing LEC customers, existing, non-LEC customers, Do-Not-Calls, cancellations, and similar groups that will inform LaRoss’s development of its Lead list on behalf of Local.com. LaRoss is responsible for managing its Lead list so as not to contact existing Local.com customers, Do-Not-Calls, cancellations and such other groups of individuals as may be specified by Local.com from time to time.
(c) LaRoss will ensure that all sales efforts under this Agreement, whether undertaken directly by LaRoss or by outsourced sales channels:
(i)	Comply with generally accepted marketing practices in line with the Direct Marketing Association Guidelines for Ethical Business Practices;

(ii)	Comply with the federal law of the United States of America relative to Telemarketing, including without limitation (1) the Federal Trade Commission (“FTC”) Act, 15 U.S.C. §§ 41-58, as amended, dealing with unfair or deceptive acts or practices, and FTC Regulations promulgated thereunder; (2) the FTC’s Telemarketing Sales Rule as set forth in FTC’s publication “Complying with Telemarketing Sales Rule” and FTC’s “Mail or Telephone Order Merchandise Rule” Telemarketing and Consumer Fraud and Abuse Prevention Act; (3) the most current FTC Handbook on telemarketing; and (4) adherence to the United States Federal “Do Not Call List” as posted by the National Do Not Call Registry;

(iii)	Comply with all laws of the jurisdictions in which LaRoss operates, and all applicable privacy policies in such jurisdictions, including with respect to LaRoss’s transmission, storage and use of customer information, including without limitation the identification of the Customer by name, address, telephone number, e-mail address and billing information (collectively “Customer Information”);

(iv)	Comply (where appropriate and where LaRoss is transacting via credit cards) at all times with the Payment Card Industry Data Security Standard (PCI DSS) and agrees to implement and maintain reasonable security measures to protect cardholder data in its possession;

(v)	Comply with all applicable national and foreign laws, treaties and regulations in connection with this Agreement, including those related to data privacy, international communications and the transmission of technical or personal data; and

(vi)	Will, in no instance, involve fraudulent or deceptive practices.
(d) LaRoss will ensure that all sales efforts under this Agreement are undertaken and completed using selling and support scripts tailored, where appropriate, to Local.com’s specific Product offering(s) identified in Exhibit A-1 or A-2, and as approved in writing (email sufficing) by Local.com from time to time. Unless otherwise set forth in this Agreement, all sales efforts and management of outsourced sales channels will be performed by LaRoss in accordance with the processes and methodologies used by LaRoss for its own proprietary product offerings LaRoss will ensure that all sales efforts under this Agreement are undertaken and completed in accordance with such quality control criteria as specified in the LEC application and approval (including third party verification) on a Product by Product basis and as are set forth in Exhibit B attached hereto, as such exhibit may also be modified from time to time by the Parties upon subsequent written agreement.
(e) Local.com agrees to provide LaRoss with such of its marketing, sales and training materials as it deems necessary and appropriate to train the LaRoss sales team about Local.com and its Products. Local.com agrees to train LaRoss’s U.S.-based telesales trainers and service managers regarding Local.com’s Products, value proposition, customer service requirements and similar matters at a time and in a manner to be agreed upon by the Parties.
(f) Each of the foregoing subsections (a) through (e) may be further defined or modified by the Parties by subsequent schedule mutually adopted by the Parties in writing from time to time.
(g) Local.com may suspend or terminate the sale of any Product that Local.com fulfills and supports at any time for any reason upon written notice to LaRoss. Notwithstanding anything to the contrary set forth in this Section 1, Local.com shall not be required to accept from LaRoss any Leads that have agreed to purchase the Products, except as follows:
     (i) from June 9, 2010 to June 23, 2010, Local.com shall accept from LaRoss up to *** Leads a week that have agreed to purchase the Products in accordance with Section 1 hereof and otherwise meet the requirements of this Agreement;
     (ii) from June 24, 2010 to July 23, 2010, Local.com shall accept from LaRoss up to *** Leads a week that have agreed to purchase the Products in accordance with Section 1 hereof and otherwise meet the requirements of this Agreement;

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     (iii) From July 24, 2010 to August 23, 2010, Local.com shall accept from LaRoss up to *** Leads a week that have agreed to purchase the Products in accordance with Section 1 hereof and otherwise meet the requirements of this Agreement; and
     (iv) From and after August 24, 2010, Local.com shall not be required to accept any additional Leads that have agreed to purchase the Products in accordance with Section 1 hereof from LaRoss, except as set forth in Section 1(h) below.
(h) Notwithstanding Section 1(g)(iv) above, Local.com agrees to purchase from LaRoss on the first day of each calendar quarter during the Initial Term starting October 1, 2010 a maximum of up to *** Leads that:
     (i) have agreed to purchase certain of the Products listed on Exhibit A-2 in accordance with Section 1 hereof;
     (ii) otherwise meet the requirements of this Agreement;
     (iii) have been billed at least four (4) consecutive months by LaRoss prior to purchase by Local.com and have not been acquired from any other third party;
     (iv) are billed at no less than the prices set opposite the Products set forth in Exhibit A-2; and
     (v) are capable of being transferred to a billing entity (sub-CIC) that already services existing Local.com Customers (as defined below).
Section 2. Fulfillment and Administration Services.
(a) During the Term, LaRoss will provide certain administrative services to Local.com and on behalf of the Leads that agree to purchase the Products in accordance with Section 1 hereof as well as such other customers as may be identified by Local.com from time to time (each, hereinafter, a “Customer”), including the following:
(i)	LaRoss shall provide Local.com with account management services for all Customers, providing at a minimum, those services set forth in Exhibit C hereof, including those services as may be set forth on a Product by Product basis;

(ii)	Where necessary or appropriate, LaRoss shall undertake follow-up calls and communications with Customers, provided that a follow-up call shall be made to a Customer on the third (3rd) day after such Customer converts from being a Lead in order to ascertain any information necessary to complete the order of a Product for such Customer; and

(iii)	Undertaking a Quality Assurance check on each Customer with respect to Product order details, in accordance LaRoss’s current Quality Assurance

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processes and procedures within two (2) days following conversion of a Lead into a Customer, as such processes and procedures may be modified by the Parties upon written agreement from time to time.
(b) During the Term, LaRoss will provide certain fulfillment and provisioning services where it ensures timely delivery of the Product sold to the Customers including the following:
(i)	Where applicable, consistent with the LaRoss’s own sales and fulfillment processes and procedures, and consistent with the LEC approvals per product, providing fulfillment of welcome kits (electronic or paper based fulfillment where appropriate) to Customers within fourteen (14) days of such Customer converting from a Lead;

(ii)	Managing any and all communication with the Customer required to provision the Product;

(iii)	Provisioning the Product per the agreement with the applicable LEC;

(iv)	Securing all approvals from the Customer (if required) that the Product has been successfully provisioned and accepted by the Customer;

(v)	Providing any administrative or support function directly or indirectly through third parties to provision the Product as required;

(vi)	Establishing any and all reporting to be provided to the Customer per the agreement with the Customer with respect to the Product;

(vii)	Providing Local.com with any and all required information required by it where Local.com is fulfilling the Product;

(viii)	Maintaining records of all provisioning activity and any changes to the Customers’ version of any Product;

(ix)	Delivering, where appropriate, a daily new Customer order file, pre Quality Assurance, and providing Local.com with real time reporting capabilities that provide visibility of all new Customer orders;

(x)	LaRoss will provide Local.com with access to the LaRoss CRM that contains a Customer master file, which file with contain all of the information per entry specified in Exhibit D attached hereto and necessary for immediate processing by Local.com for Product fulfillment;
(c) During the Term, LaRoss will provide certain reporting services to Local.com with respect to the Customers and otherwise, including the following:

(i)	LaRoss will provide Local.com with an updated version of it current management dashboard by which Local.com can manage and monitor its Customers;

(ii)	LaRoss will provide Local.com with access to the LaRoss CRM system where all Customer Information will be stored by LaRoss on behalf of Local.com;

(iii)	LaRoss will provide Local.com, upon Local.com’s request, with access to any third party reporting or management systems that LaRoss uses to fulfill, manage or report on the product or service for Local.com’s customers

(iv)	Upon request from Local.com and reimbursement for all expenses associated with same by Local.com, LaRoss will provide CRM access to daily sales reports necessary to support the use of SalesForce.com as Local.com’s CRM of record;

(v)	LaRoss will provide access to all relevant clearinghouse accounts and other accounts as appropriate and necessary for Local.com to review and audit settlement, billing and credit information;

(vi)	LaRoss will provide Local.com with an operational dashboard that is materially similar to the operational dashboard currently used by LaRoss for its own internal operations, including access to core operating metrics for the entire Customer lifecycle;

(vii)	Such other reports as Local.com may reasonably request from time to time and that are reasonably prepared by LaRoss; and

(viii)	LaRoss will provide Local.com with such other base Lead information as Local.com may request from time to time.
(d) During the Term, LaRoss will provide certain billing, settlement and financial reporting services to Local.com, including the following:
(i)	LaRoss will on a monthly basis, facilitate the billing of each Customer for the price ascribed to the Product or Products purchased by such Customer, as set forth in Exhibit A-1 or A-2 attached hereto as may be amended from time to time by the Parties upon mutual written consent (email sufficing), in accordance with the billing method agreed to by the Customer, subject to cancellation and/or termination of such Product or Products by the Customer, provided that in performing the foregoing billing services LaRoss will use commercially reasonable efforts to achieve an overall settlement percentage that is within a percentage range as may be mutually agreed upon by the Parties;

(ii)	where, in accordance with the other provisions of this Agreement, LaRoss is no longer providing the services set forth in Section 2(c)(i) hereof, LaRoss will provide Local.com with a billing file in accordance with Local.com’s specifications;

(iii)	LaRoss will provide Local.com with access to one or more LEC billing entities in order to bill those Customers that have selected to be billed on a LEC based payment, including having sufficient capacity to handle current needs, as well as contingent and/or projected needs;

(iv)	Within ninety (90) days of the date first set forth above, LaRoss will assist Local.com in establishing a lockbox account arrangement with its LEC billing entities, naming Local.com as the sole beneficiary of the account into which payment received attributable to Customers will be paid solely at the direction of Local.com;

(v)	LaRoss will proactively review cancellations, credits and complaints by Customers consistent with its current operations, and will respond on behalf of Local.com to all attorney general and LEC inquiries in accordance with the direction of Local.com, including the development of improvement plans and submission of same. LaRoss will provide notice to Local.com of any such inquiries within two (2) business days of receipt of same. The foregoing requirement applies to any LEC billing entities for which LaRoss is providing or managing billing service whether owned by LaRoss or Local.com.

(vi)	Local.com will provide LaRoss with any official communications sent to or received by Local.com or any of its LEC billing entities or their nominees of or relating to Customers;

(vii)	In the event any LEC billing entity is prohibited from operating, LaRoss will use commercially reasonable efforts to migrate impacted Customer accounts to an alternative LEC billing entity.
(e) During the Term, LaRoss will provide certain customer service functions to the Customer on behalf of Local.com, including the following:
(i)	Handling inbound call inquiries from Customers regarding the Product, billing, Customer Information inquiries and such other information requests as may be appropriately made by a Customer;

(ii)	Processing change requests related to the Product or Products subscribed for by a Customer, including updating information, adding, deleting or modifying the Product or Product(s) a Customer has subscribed for and other similar fulfillment requests;

(iii)	Attempting to retain a Customer in the event of a cancellation by such Customer of a Product or Product(s), using such methods and offers as may be mutually agreed upon by the Parties;

(iv)	Manage and where possible, attempt to minimize, refunds and credits to Customer as may be mutually agreed upon by Local.com and LaRoss, tracking Customer reasons for churn and cancellation, and using best practices to retain Customer;

(v)	Update and keep current the CRM system provided to Local.com by LaRoss with respect to all Customer communications.
(f) Each of the foregoing subsections (a) through (e) may be further defined or modified by the Parties by subsequent schedule mutually adopted by the Parties in writing from time to time.
Section 3. Additional Local.com Obligations.
     During the Term, in addition to its other obligations, as set forth herein, Local.com will also fulfill the following obligations:
(a) Local.com will regularly, and in no case less than once per week, undertake quality assurance on samplings of Leads and Customers to ensure that LaRoss is performing properly its obligations under this Agreement.
(b) Local.com will fulfill Customer’s purchases of the Products in a commercially reasonable manner in accordance with its current Product fulfillment policies and procedures.
(c) Local.com will provide LaRoss sales management staff and call center management with information pertaining to Local.com Products, fulfillment and such other information as is reasonably necessary to assist LaRoss’s sales and delivery efforts pursuant to this Agreement.
Section 4. Compensation.
(a) As the sole and exclusive consideration for the services to be provided by LaRoss pursuant to Section 1 of this Agreement, Local.com agrees to pay LaRoss a one-time acquisition fee equal to the fee set opposite the Product in Exhibit A-1 or A-2 attached hereto (as applicable) per Product sold to a Customer (the “Acquisition Fee”), provided the following criteria have been met:
(i)	In the case of those Products listed on Exhibit A-1 only, Customer has agreed to and completed a thirty (30) day trial period for the Product, as evidenced by the audio recordings required pursuant to Section 4(a)(iii) hereof;

(ii)	LaRoss has provided Customer with proper disclosure of the billing terms for the Product as evidenced by the audio recordings required pursuant to Section 4(a)(iii) hereof;

(iii)	LaRoss shall have made an audio recording of the call with the Lead pursuant to which the Lead agrees to buy the Product on the disclosed term and, in so doing, converts to a Customer in the case of those Products listed on Exhibit A-1 or becomes a customer of LaRoss in the case of those Products listed on Exhibit A-2 or alternatively, LaRoss will provide remote call monitoring where audio recording of the call is not possible, and an audio recording of the subsequent verification of such commitment by the Customer or LaRoss customer, which recordings will be accessible by Local.com upon request;

(iv)	In the case of those Products listed on Exhibit A-1 only, Customer is successfully billed for the Product at least one time, following the passage of the trial period set forth in Section 4(a)(i) above;

(v)	In the case of those Products listed on Exhibit A-2 only, the satisfaction of those criteria set forth in Section 1(h) hereof;

(vi)	LaRoss successfully completes its quality control process with respect to the sales process;

(vii)	LaRoss successfully completes all fulfillment requirement required within the first thirty days of a Customer’s purchase of a Product through LaRoss’ efforts in accordance with this Agreement in a timely manner, in accordance with the requirement set forth above, including without limitation, the electronic or postal delivery of a welcome kit, the placement of a follow-up call to a new Customer and the delivery of a final written pre-bill communication to such new Customer, where necessary or agreed upon with Local.com; and

(viii)	the satisfactory completion, at the option of Local.com, of a sampling of sales calls through remote call monitoring and an audit of sales verification recordings, provided that in the case of those Products listed on Exhibit A-1 such audit is completed within five (5) calendar days of the date of sale and does not and will not interfere with the timely billing of Customer and, in the case of those Products listed on Exhibit A-2, such audit is completed within ten (10) days prior to the date of sale to Local.com pursuant to Section 1(h) hereof.

Each of the foregoing (a)(i) through (a)(viii) shall hereinafter be referred to as a “Sales Criterion.” In the event that any of the Sales Criteria in Sections 4(a)(i) through 4(a)(v) are not met, then LaRoss will not be eligible to receive the Acquisition Fee for the sale of the Product to such Customer. In the event that any of the Sales Criteria in Sections 4(a)(vi) through 4(a)(viii) are not met then LaRoss will be deemed to be in material breach of this Agreement and, in addition, Local.com may reduce the aggregate amount of all Acquisition Fees owed to LaRoss for a calendar month by ten percent (10%) for each Sales Criterion not met by LaRoss during such calendar month. It is understood and agreed that LaRoss will be solely responsible for any and all expenses associated with the services it provides pursuant to Section 1 hereof and that the Acquisition Fee shall be the sole and exclusive fee paid for such services.
(b) As the sole and exclusive consideration for the services to be provided by LaRoss pursuant to Section 2 of this Agreement, Local.com agrees to pay LaRoss a recurring monthly service fee as more specifically set forth in Exhibit E attached hereto on a per Product basis (collectively, the “Monthly Service Fee”). It is understood and agreed that LaRoss will be solely responsible for any and all expenses associated with the services it provides pursuant to Section 2 hereof and that the Monthly Service Fee shall be the sole and exclusive fee paid for such services.
Notwithstanding the foregoing, no Monthly Service Fee will be paid with respect to any month in which Customer does not pay for the Product. As such, no Monthly Service Fee will be paid during the initial trial period nor in any month in which Customer fails to pay for the Product for any reason or no reason at all.
(c) The Acquisition Fee and Monthly Service Fees payable hereunder are inclusive of all services offered by LaRoss pursuant to this Agreement unless otherwise set forth herein. Notwithstanding the foregoing, Local.com will be responsible for reimbursing LaRoss for all expenses agreed to by Local.com in writing and in advance (email sufficing).
(d) LaRoss may invoice Local.com for Acquisition Fees and Monthly Service Fees earned by LaRoss in accordance with this Agreement as frequently as weekly. Local.com will pay all undisputed invoices within seven (7) calendar days of delivery of such invoice or thirty (30) calendar days in connection with Acquisition Fees earned pursuant to Section 1(h).
(e) Notwithstanding anything to the contrary set forth in Section 4(a) through 4(d) above, Local.com may be required to engage a third-party to provide certain Customer service functions and such services may result in an additional charge to Local.com, but only where subsequently agreed to by LaRoss and Local.com in writing, provided that Exhibit E set forth herein establishes those additional third-party services for which Local.com has already agreed to assume pursuant to this Agreement.
Section 5. LaRoss Warranties and Representations.

(a) LaRoss represents and warrants that it is duly organized and validly existing under the laws of its jurisdiction and it has the full corporate power and authority to execute and deliver this Agreement, or perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) LaRoss represents and warrants that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms and the execution, delivery and performance of this Agreement does not and will not violate its certificate of incorporation or by-laws, or any applicable statute, law, ordinance, rule or regulation, or any term or provision of any agreement or other instrument or any judicial or administrative order or decree to which it is a party or by which it may be bound.
(c) LaRoss represents and warrants that there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations (i) pending or threatened against LaRoss or any of their respective properties, assets (including, without limitation, LaRoss’s intellectual property necessary to perform all of the services provided for in this Agreement (hereinafter, the “LaRoss Intellectual Property”)) or business or, to the best knowledge of LaRoss, (ii) pending or threatened against any of the officers, directors, employees, agents or consultants of LaRoss in connection with the business of LaRoss or (iii) pending or threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which LaRoss is a party, or involving any of LaRoss’s properties, assets (including, without limitation, the LaRoss Intellectual Property) or business, which is unsatisfied or which requires continuing compliance therewith by LaRoss.
(d) LaRoss represents and warrants that it is in compliance with all applicable laws of any governmental authority having jurisdiction over the conduct of its business or the ownership or use of its properties, the noncompliance with which is reasonably likely to have a material adverse effect on the LaRoss Intellectual Property.
(e) LaRoss represents and warrants the information and statements regarding LaRoss and the LaRoss Intellectual Property contained herein do not contain any untrue statement of a material fact or omit to include any material fact necessary to make such information or statements not misleading. LaRoss represents and warrants that no order for relief or similar order has been entered in a bankruptcy proceeding that orders relief of any kind that has or would result in a finding that LaRoss is bankrupt, that a trustee or interim trustee should be appointed, or that in any other way would interfere with LaRoss’s ability to provide the services and perform its obligations to Local.com hereunder, including the use of the LaRoss Intellectual Property by Local.com to the extent provided for herein.

(f) LaRoss represents and warrants that the LaRoss Intellectual Property necessary for LaRoss to perform its obligations hereunder or any technology used in or related thereto (other than permitted third party software) does not infringe any copyright, valid claims of a presently existing registered patent or trademark, nor does it constitute an unlawful disclosure, use or misappropriation of another person’s trade secret.
(g) LaRoss represents and warrants that it is not a party to or bound by any agreement that would restrict or limit its right to carry on its business as now conducted or to solicit business from any person or any geographical area or otherwise conduct its business as contemplated under this Agreement.
(h) LaRoss represents and warrants that the CRM system, billing system, Lead generation system and all other systems and software utilized by LaRoss to provide the services set forth in this Agreement do not, and shall not, infringe, violate or misappropriate the Intellectual Property Rights (as defined below) or any other rights of any third party. “Intellectual Property Rights” mean any and all rights existing from time to time under patent, copyright, trademark, trade secret, unfair competition, publicity rights, or privacy rights laws, and any and all other proprietary rights.
(i) LaRoss represents and warrants that the CRM system, billing system, Lead generation system and all other systems and software utilized by LaRoss to provide the services set forth in this Agreement will not contain any defects, viruses, worms, Trojan horses or other harmful components at any time during the Term of the Agreement.,
(j) LaRoss represents and warrants that the CRM system, billing system, Lead generation system and all other systems and software utilized by LaRoss to provide the services set forth in this Agreement will at all times during the Term of this Agreement be available for use by Local.com as contemplated by this Agreement.
(k) LaRoss represents and warrants that all customers acquired by Local.com pursuant to Section 1 hereof were obtained and acquired in accordance with the Anti-Cramming Best Practices Guidelines, available at http://www.fcc.gov/Bureaus/Common_Carrier/Other/cramming/cramming.html.
(l) LaRoss represents and warrants that no third party billing agent (sub-CIC) used by LaRoss to fulfill its obligations under this Agreement, including without limitation the billing of customers to be aged prior to acquisition pursuant to Section 1(h) hereof, has ever received any complaints above allowable LEC-established complaint thresholds or have otherwise been subject to shut down, termination, or suspension proceedings.
Section 6. Local.com Warranties and Representations.
(a) Local.com represents and warrants that it is duly organized and validly existing under the laws of its jurisdiction and it has the full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) Local.com represents and warrants that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms and the execution, delivery and performance of this Agreement does not and will not violate its certificate of incorporation or by-laws, or any applicable statute, law, ordinance, rule or regulation, or any term or provision of any agreement or other instrument or any judicial or administrative order or decree to which it is a party or by which it may be bound.
(c) Local.com represents and warrants that there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations (i) pending or threatened against Local.com or any of their respective properties, assets (including, without limitation, Local.com’s intellectual property) or business or, to the best knowledge of Local.com, (ii) pending or threatened against any of the officers, directors, employees, agents or consultants of Local.com in connection with the business of Local.com or (iii) pending or threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which Local.com is a party, or involving any of Local.com’s properties, assets (including, without limitation, Local.com’s intellectual property) or business, which is unsatisfied or which requires continuing compliance therewith by Local.com.
(d) Local.com represents and warrants that no consent, order, approval, permit or authorization or notification of, or registration, declaration or filing with, any court, arbitrator or governmental entity or other person or entity is required for the valid execution, delivery or performance by it of this Agreement.
(e) Local.com represents and warrants that no order for relief or similar order has been entered in a bankruptcy proceeding that orders relief of any kind that has or would result in a finding that Local.com is bankrupt, that a trustee or interim trustee should be appointed, or that in any other way would interfere with Local.com’s ability to perform its obligations hereunder, including the use of Local.com’s intellectual property by Local.com.
(f) Local.com represents and warrants that Local.com’s intellectual property necessary for Local.com to perform its obligations hereunder or any technology used in or related thereto (other than permitted third party software) does not infringe any copyright, valid claims of a presently existing registered patent or trademark, nor does it constitute an unlawful disclosure, use or misappropriation of another person’s trade secret.
(g) Local.com represents and warrants that it is not a party to or bound by any agreement that would restrict or limit its right to carry on its business as now conducted or to solicit business from any person or any geographical area or otherwise conduct its business as contemplated under this Agreement.
Section 7. Intellectual Property
(a) LaRoss acknowledges and agrees that any and all information provided by or gathered from Customers (“Customer Information”) will be co-owned by Local.com. LaRoss may use the Customer Information solely to provide the services contemplated by this Agreement in accordance with this Agreement. LaRoss must partition and keep the Customer Information separate from the information of its other customers. Within 5 days of termination or expiry of this agreement, LaRoss must make available to Local.com all Customer Information in LaRoss’s possession, power or control for download from a secure site in a format this is accessible to and capable of manipulation and further use by Local.com.
(b) Each Party hereto shall use the other Party’s licensed marks as set forth in Exhibit F hereto only in accordance with the manner and form stipulated by such Party and shall conform to and observe such standards as such Party shall from time to time approve, including, without limitation, standards relative to the size, design, position, appearances, marking and color of such licensed marks, and the manner, disposition and use of the licensed marks and accompanying designations, on any document or other media. All goodwill associated with each Party’s licensed marks will inure solely to the benefit of, and is the property of, such Party. Upon termination of this Agreement, no monetary amount will be assigned or attributed to any goodwill associated with either Party’s interest in the other Party’s licensed marks.
(c) Each Party acknowledges that the other Party’s licensed marks and all registrations and applications for registration thereof that such Party owns or hereafter acquires are valid and that such Party is the owner of same. Neither Party will (i) contest the validity of the other Party’s licensed marks or any registrations or applications for registration thereof or assist anyone in doing so; (ii) claim any property interest in the other Party’s licensed marks other than as itself; (iii) use the other Party’s licensed marks in any form or manner inconsistent with this Agreement and/or on or in connection with any goods, services or products other than those approved by such other Party; or (iv) use any mark, name, design, label or other device identical or similar to the other Party’s licensed marks except as permitted herein..
Section 8. Indemnification.
(a) LaRoss agrees to promptly defend, indemnify and hold Local.com and its directors, officers, employees, agents and advisors (hereinafter called collectively the “Local.com Indemnities”) harmless from and against, and pay or reimburse the Local.com Indemnities for, any and all claims, liabilities, obligations, fines, costs, expenses, charges, royalties, proceedings, deficiencies, or damages (whether absolute, accrued, conditional or otherwise and resulting from third party claims), including, without limitation, reasonable attorney’s and accountants’ fees incurred in the investigation of defense of any of the same or in asserting any of their respective rights thereunder (hereinafter called collectively the “Losses”), resulting from or arising out of (i) any inaccuracy of any representation or warranty made by LaRoss herein or in connection herewith; (ii) any failure of LaRoss to perform any covenant or agreement hereunder; or (iii) any alleged or actual infringement or wrongful use attributable to Local.com Indemnities’ use of the LaRoss Intellectual Property. The indemnification obligations set forth in this Section 8(a) shall survive indefinitely or, if indefinite survival is not enforceable under applicable law, for the maximum period of time permitted by applicable law.
(b) Local.com agrees to defend, indemnify and hold LaRoss, its directors, officers, employees, agents and advisors (hereinafter called collectively the “LaRoss Indemnities”) harmless from and against any and all Losses resulting from or arising out of: (i) any inaccuracy of any representation or warranty made by Local.com herein or in connection herewith; or (ii) any failure of Local.com to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof. The indemnification obligations set forth in this Section 8(b) shall survive indefinitely or, if indefinite survival is not enforceable under applicable law, for the maximum period of time permitted by applicable law.
(c) For purposes of Sections 8(a) through this 8(c), the Party seeking indemnification will be known as the “Indemnified Party” and the Party from whom indemnification is sought will be known as the “Indemnifying Party”.
(i)	The Indemnified Party will provide written notice to the Indemnifying Party of any Loss in respect of which an Indemnifying Party may be liable under Section 8(a) or 8(b) (hereinafter called an “Indemnification Notice”). Such Indemnification Notice will be dispatched by the Indemnified Party as soon as reasonably practicable after receipt by the Indemnified Party of notice of any Losses, but in no event later than 90 days after the Indemnified Party’s discover of such Loss. The Indemnification Notice will (i) reference this Agreement and (ii) set forth in reasonable detail the facts and circumstances justifying such claim.

(ii)	The Indemnifying Party will pay for any Loss promptly in cash once its responsibility has been finally determined. In the case of a Loss arising out of a claim by a third party, the Indemnified Party will permit the Indemnifying Party, at its option and expense, to assume the defense of such claim by counsel reasonably satisfactory to the Indemnified Party and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may in its discretion at all times participate in such defense by counsel of its own choice, but the fees, expenses and other charges of such counsel will be for the account of the Indemnified Party, unless; (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (ii) there is a conflict or potential conflict (based on advice of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party) between the Indemnified Party and the Indemnifying Party, or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of this commencement of the action; and provided further that the Indemnified Party will be entitled to control such defense jointly with the Indemnifying Party in the case of any litigation referred to in clause (ii) of the immediately preceding proviso to this sentence.

(iii)	The Indemnifying Party will not, in defense of any such claim, except with the prior written consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party a release of all liabilities in respect of such claims.
Section 9. Limitation of Liabilities.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 8 OF THIS AGREEMENT OR DAMAGES ARISING FROM A PARTY’S BREACH OF SECTION 11 HEREOF, NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES.
Section 10. Term and Termination
(a) This Agreement shall become effective upon the date first set forth above and, unless sooner terminated as provide in this Agreement, shall remain effective until the date that is two year from the date first set forth above (the “Initial Term”) and shall automatically renew for subsequent one (1) year periods thereafter (each, a “Subsequent Term” and together with the Initial Term, the “Term”), unless earlier terminated in accordance with Section 10(b) hereof. Notwithstanding the foregoing, Local.com may suspend LaRoss’ performance pursuant to Section 1 of this Agreement and Local.com’s obligations in light of that performance pursuant to Section 4 of this Agreement upon at least forty-five (45) days prior written notice to LaRoss.
(b) Local.com may terminate this Agreement upon ninety (90) days prior written notice to LaRoss prior to the end of the then-current term. Both Parties may terminate this Agreement at any time upon the mutual written consent of LaRoss and Local.com. Either Party may terminate this agreement upon six (6) months written notice prior to the end of the then-current term of this Agreement.
(c) Either Party (hereinafter called the “Terminating Party”), without prejudice to any other right or remedy available to the Terminating Party under this Agreement or any applicable law, shall have the right to terminate this Agreement upon the happening of any of the following events:
(i)	The other Party initiates or consents to proceedings relating to it, under any bankruptcy, reorganization, insolvency, moratorium, intervention law or law with similar effect, or under any law for the relief of, or relating to, debtors, or makes or enters into a conveyance, assignment, arrangement, or composition with or for the benefit of its creditors or appoints or applies for the appointment of an administrator, receiver, trustee, intervener, or assignee for the benefit of creditors (or other similar official) to take possession or control of a substantial part of all its undertaking property, revenue or assets, or takes any proceeding under any law for a readjustment or deferment of all or a material and significant portion of its indebtedness;

(ii)	The proceedings are initiated against the other Party under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession of control of part or all of the undertaking or assets of the other Party, and any such proceedings shall not have been successfully contested, dismissed or any such appointment shall not have been terminated within 60 days after commencement or appointment, as the case may be;

(iii)	An order is made or an effective resolution passed for winding-up, liquidation or dissolution of the other Party;

(iv)	The other Party becomes insolvent or is generally unable to pay its debts as and when they are due;

(v)	The other Party defaults in performance or observance of, or compliance with, any of its obligations, covenants or warranties set out in this Agreement, which default is material and is incapable of remedy or, if such default is capable of remedy, is not remedied within fifteen (15) days after notice of such default shall have been given to the other Party, or any representation or warranty referred to in Section 5 or 6 hereof proves to have been incorrect or untrue in any material respect when made or deemed made and materially and adversely affects performance under this Agreement.
(d) Neither Party to this Agreement may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

(e) In the event this Agreement is terminated by Local.com or LaRoss pursuant to Section 10(b), in its sole discretion, or by Local.com pursuant to Section 10(c), LaRoss shall continue to provide upon written request from Local.com only such of the services set forth in Section 2 hereof as it shall be permitted to by law and which shall be necessary for Local.com to properly service and bill its Customers and to arrange for a successful transition of the services performed by LaRoss pursuant to Section 2 to Local.com or its designated third party service provider, provided that (i) such transition period shall not exceed 6 months and (ii) Local.com shall pay the Monthly Service Fees to LaRoss during such terms pursuant to Section 4(b) hereof. During such transition period, LaRoss shall do any and all things reasonably necessary to facilitate and assist Local.com in transitioning the Customers and the billing of the Customers to Local.com or its third party designee. ***
(f) Except as set forth herein, no termination of this Agreement will affect the Parties’ rights and obligations with respect to events occurring prior to such termination.
Section 11. Confidentiality, Publicity and Non-Disparagement
(a) Each of the Parties agrees, for itself and its officers, directors, employees and other representatives that, except as expressly permitted by this Agreement, (i) it will not use or disclose any Confidential Information of the other Party that it receives from the other Party or that it learns about the other Party in the course of performance of this Agreement, except for use reasonably necessary for the performance of this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, each Party may disclose the Confidential Information of the other Party (i) to the extent required by a court or other governmental authority or otherwise as required by law, or (ii) on a “need-to-know” basis under an obligation of confidentiality to its directors, officers, or those of its affiliates and to its legal counsel, accountants and banks and other financing sources which are not known to the receiving Party to be a person that competes (or has stated its intention to compete) with the other Party in the provision of services similar to those provided hereunder, provided that the receiving Party shall be responsible for any unauthorized use or disclosure by any such Person. The foregoing restrictions shall not apply in a circumstance where any of the services set forth in this Agreement are to be transferred to a third party for any reason.
(b) The obligation of confidentiality under Section 11(a) shall survive any termination or expiration of this Agreement for a period of 2 years after such termination or expiration.
(c) Except as provided herein, no public statements concerning the existence or terms of this Agreement shall be made or released in any medium except with the prior written approval of Local.com and LaRoss or as required by law. Local.com may (i) make public statements concerning the existence of this Agreement, and (ii) disclose

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information regarding the number of Customers, revenue generated by such Customers and similar performance information as it deems necessary or appropriate.
(d) The Parties and their respective directors, officers and employees, agree to refrain from any disparagement, defamation, or slander of the other Party hereto, its subsidiaries or parent company, if any, and their respective directors, officers, employees, Products, services, or Customers. This provision will not apply to conduct as to which this provision would be unlawful. This provision will survive the termination of the Agreement for any reason.
Section 12. Dispute Resolution
(a) Any controversy, claim or dispute (hereinafter called a “Dispute”) arising out of or in connection with, or relating to this Agreement, its validity, interpretation, performance, or termination, which cannot be settled by mutual good faith discussion between the executives of Local.com and LaRoss without undue delay, may be submitted to arbitration by either Party and if so submitted by such Party, shall be finally settled by arbitration conducted in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of arbitration except as modified therein or by mutual agreement of the Parties. Any such arbitration shall take place in the city of Irvine, California, Unites States of America, provided that, the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all of the Parties to such arbitration under the circumstances.
(b) The arbitration will be conducted by three arbitrators. The Party initiating arbitration (hereinafter called the “Claimant”) will select its arbitrator in its request for arbitration (hereinafter called the “Request”). The other Party (hereinafter called the “Respondent”) will select its arbitrator within 30 days of receipt of the Request and will notify the Claimant of such selection in writing. If the Respondent fails to select an arbitrator within such 30-day period, the arbitrator named in the Request will decide the Dispute as a sole arbitrator. Otherwise, the two arbitrators selected by the parties will select a third arbitrator within 30 days after the Respondent has notified the Claimant of the selection of the Respondent’s arbitrator. When the arbitrators selected by the Claimant and the Respondent have selected a third arbitrator, and the third arbitrator has accepted the selection, the two arbitrators will promptly notify the Parties of the selection of the third arbitrator. If the two arbitrators selected by the Parties fail or are unable to select a third arbitrator or so to notify the Parties, then the American Arbitration Association will select the third arbitrator and will promptly notify the Parties of the selection of the such arbitrator. The third arbitrator will act as chairman of the panel.
(b) In addition to the authority conferred on the arbitration tribunal by the rules specified above, the arbitration tribunal will have the authority (i) to order such production of documents as may reasonably be requested by either Party or by the tribunal itself, including the depositions of witnesses, and (ii) to make awards, orders and rulings (hereinafter called collectively the “Awards”) for interim relief, including injunctive relief. The Parties agree that (a) any Award by the arbitration tribunal on interim measures will be deemed to be a final award with respect to the subject matter of the Award and will be fully enforceable as such and (b) a request for the interim measures to a court by any Party to the arbitration will not be deemed incompatible with, or a waiver of, the agreement to arbitrate set forth in this Section 12. The arbitration tribunal may, at its option, appoint one or more experts to advise it with respect to any issue in the arbitration. If any expert is so appointed, the parties will have the right to examine such expert’s report to the tribunal and to question such expert at an oral hearing.
(c) All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, will be kept confidential, except (a) as may be lawfully required in judicial proceedings relating to the arbitration, including judicial proceedings to enforce an Award, or (b) as may be otherwise required by applicable laws.
(d) The foregoing agreement to arbitrate will be specifically enforceable. Any award rendered by the arbitrators will be in writing and will be final and binding upon the Parties, and may include an award of costs, including reasonable attorneys’ fees and disbursements. The Parties waive any right to challenge the arbitration Award. Judgment upon the Award rendered may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.
(e) For purposes only of enforcing the agreement to arbitrate set forth in this Section 12, enforcing any arbitration Award, obtaining interim relief necessary to protect the Parties pending arbitration, or resolving claims, if any, found not to be legally capable of arbitration, each Party irrevocably and unconditionally submits to the non-jurisdiction of any state or federal court located in the State of California.
Section 13. Miscellaneous
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law, provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.
(b) This Agreement, including exhibits and schedules, constitutes the entire agreement and understanding between the parties regarding the subject matter hereof and supersedes all prior discussions, agreements and understandings, oral or written, of any nature between them related to its subject matter. Except as and to the extent expressly set forth in this Agreement, neither Party makes or has made any representation, warranty, covenant, or agreement whatsoever regarding the subject matter of this Agreement and each Party disclaims all liability and responsibility for any other representation, warranty, covenant, agreement, or statement made or information regarding such subject matter communicated (orally or in writing) by any other Person. No amendment to, or modification of any of the terms of, this Agreement will be valid unless in writing and signed by an authorized representative of each Party.

(c) Local.com may assign this Agreement at any time. LaRoss may not assign this Agreement nor any rights or obligations hereunder without the prior written consent of the Local.com, which shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may, without written consent of the other Party, assign and delegate its rights and obligations hereunder to its wholly-owned subsidiary or parent corporation. Except as otherwise provided in this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.
(d) All notices required or permitted hereunder must be given in writing addressed to the respective Parties at the respective addresses first set forth above to the attention of General Counsel in the case of Local.com and to the attention of Mark Magnozzi at Magnozzi and Kye at 1 Expressway Plaza, Suite 114, Rosslyn Heights, NY 11577, Facsimile (516) 299-5598 in the case of LaRoss. All notices shall either be (a) personally delivered; (b) transmitted by postage prepaid certified mail, return receipt requested; or (c) prepaid express or overnight deliver service, or (d) transmitted by confirmed facsimile, and shall be deemed to have been given on the date of receipt of delivered personally, or two business days after deposit in mail or one business day after transmission of facsimile, as the case may be. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 13(d).
(e) Except as otherwise provided in this Agreement, no failure or delay of either Party in exercising any power, right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any power, preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.
(f) This Agreement is to be interpreted in accordance with the following rules of construction:
(i)	All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter terms.

(ii)	The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. The words “herein”, “hereof”, and “hereunder” and words of similar import refer to this Agreement (including all Exhibits) in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word “or” is not exclusive and means “and/or”.

(iii)	All references in this Agreement to Sections and Exhibits are, respectively, references to Sections of and Exhibits attached to, this Agreement, unless otherwise specified.

(iv)	Any references in this Agreement to a “day” or number of “days” (without the explicit qualification “business”) is a references to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notices may be taken or given on the next business day. The Term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Irvine, California are required or authorized by law or executive order to be closed for business.

(v)	Both Parties and their respective legal counsel have participated, or had the opportunity to participate, in the drafting of this Agreement, and this Agreement shall be construed simply and according to its fair meaning and not strictly for or against either Party.

(vi)	The headings to the Sections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.
(g) Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions are determined to be invalid, illegal or unenforceable in whole or in part by a court of competent jurisdiction, the validity, legality and enforceability of any of the remaining provisions or portions thereof will not in any way be affected thereby and shall nevertheless be binding between the Parties. Such court of competent jurisdiction may substitute a suitable and equitable provision of any such invalid, illegal or unenforceable provision or portion thereof in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, illegal or unenforceable provision and, if such court shall fail or decline to do so, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision.
(h) Neither Party will be liable to the other Party for failure to perform its obligations hereunder because such performance is prevented by an event of “Force Majeure”. Force Majeure shall mean an act of God, war (whether declared or not), riot, embargo, act of government or military authority, strike, labor dispute, fire, a vendor’s inability to supply necessary equipment, or similar cause beyond the Party’s control.
(i) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.
(j) LaRoss will not solicit, for itself or any third party, the Customers or any other customers of Local.com that it learns about in the course of performance of this Agreement (e.g., there shall be no solicitation against the existing customer file provided to LaRoss for de-duplication of any Lead file it may create) during the Term and for a period of two (2) years thereafter.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives or officers as the day and year first written above:

Local.com Corporation		LaRoss Partners, LLC

By:	/s/ Richard Szatkowski	By:	/s/ Thomas Rossi

	Richard Szatkowski		Thomas Rossi

Printed Name:		Printed Name:

	SVP and General Manager		Managing Director

Title		Title

Exhibit A-1
Products and Prices

Acquisition Fee per Product
	Product	Retail Sales Price	Per Customer
1. 2.	Web hosting Google Business Card	*** ***	*** ***
Exhibit A-2
Products and Prices

Acquisition Fee per Product
	Product	Retail Sales Price	Per Customer
1. 2.	Web hosting Google Business Card	*** ***	**** ****

*    Once Local.com has the results from at least *** months of settlements with respect to the sale of Products pursuant to Exhibit A-2, the following adjustments will be made to the Acquisition Fee per Product Per Customer with respect to those Products set forth in Exhibit A-2:
(A)	the Acquisition Fee per Product Per Customer shall be adjusted upward by *** per each *** decline in the average churn rate over the *** month period immediately preceding the purchase of a block of Leads pursuant to Section 1(h) hereof (the “Measurement Period”) compared to the average churn rate over the *** month period immediately preceding the Measurement Period (using *** as the initial baseline churn percentage);

(B)	the Acquisition Fee per Product Per Customer shall be adjusted downward by *** dollars *** per each *** increase in the average churn rate over the Measurement Period compared to the average churn rate over the *** month period immediately preceding the Measurement Period (using *** as the initial baseline churn percentage);

(C)	the Acquisition Fee per Product Per Customer shall be adjusted upward by *** per each *** increase in the average settlement percentage rate over the Measurement Period compared to the average churn rate over the *** month period immediately preceding the Measurement Period (using *** as the initial baseline settlement percentage rate); and

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(D)	the Acquisition Fee per Product Per Customer shall be adjusted downward by *** per each *** decrease in the average settlement percentage rate over the Measurement Period compared to the average churn rate over the *** month period immediately preceding the Measurement Period (using *** as the initial baseline settlement percentage rate).
Notwithstanding the foregoing, the minimum Acquisition Fee per Product Per Customer shall be *** and the maximum Acquisition Fee per Product Per Customer shall be *** for Products listed on Exhibit A-2.

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Exhibit B
Quality Control Criteria
[LaRoss to Subsequently Attach QC Criteria on a product by product basis]

Exhibit C
Account Management Services
LaRoss will provide Account Management Services under this agreement. The services to be provided include but are not limited to the following:
For all Products and Customers Account Management Services include:
•	Billing:
•	Provision and post billing files at clearinghouses

•	QC Billing files

•	Process billing results and adjust records accordingly

•	Audit billing settlements and forward receipts
•	Regulatory and Compliance:
•	Ensure telemarketing filings are current

•	Respond to all AG, PSC, PUC FTC and other regulatory agencies letters and requests

•	Respond to all customer letters
•	Customer Service:
•	Handle overflow from clearinghouse of customer inquiry calls

•	Provide technical support.
For Web Hosting Customers the following additional Account Management Services are included:
•	Marketing:
•	Provide call center

•	Pay call center for new acquisitions

•	Provide sales scripts

•	Provide data

•	Data wash

•	Send welcome letter

•	Third Party Verification (TPV)

•	TPV Quality Control
•	Fulfillment:
•	Provide product or service for re-sale

•	Host, maintain and support product or service
For Google Business Card Customers the following additional Account Management Services include:
•	Marketing:
•	Provide call center

•	Pay call center for new acquisitions

•	Provide sales scripts

•	Provide data

•	Data wash

•	Send welcome letter

•	TPV

•	TPV Quality Control
•	Fulfillment:
•	Provide product or service for re-sale

•	host, maintain and support product or service

Exhibit D
Customer Master File Requirements
LaRoss will provide the following Customer Master File data for each Customer:
[To be subsequently added.]

Exhibit E
Monthly Service Fee Schedule by Product

Offshore:	Listing product
Local.com sold
LaRoss Account Management Fee *** per month

LiveDeal:	Listing product
Acquired base
LaRoss Account Management Fee *** per month

Web Hosting:	Webhosting product ***
Acquired base
*** Rev Share

Web Hosting (Turner/ISW):	Webhosting product
Acquired base
LaRoss Account Management Fee *** per month
LaRoss Fulfillment Fee *** per month

Web Hosting (Turner 3):	Webhosting product
Acquired base
LaRoss Account Management Fee *** per month
LaRoss Fulfillment/Cust Serv Fee *** per month
Fulfillment Fee for Turner *** per month

Web Hosting (new/LR2):	Webhosting product
Acquired base
LaRoss Account Management Fee *** per month
LaRoss Fulfillment Fee *** per month

Business card:	Additions at ***
LaRoss Account Management Fee *** per month
LaRoss Fulfillment Fee *** per month

Web Hosting:	Additions at ***
LaRoss Account Management Fee *** per month
LaRoss Fulfillment Fee *** per month
Unless subsequently agreed by the Parties in writing:
All LaRoss Fulfillment Fee’s for the Business Card product will be *** per month
All LaRoss Fulfillment Fee’s for the non-Rev Share Web Hosting product will be *** per month
All LaRoss Account Management Fee’s for non-Rev Share products will be *** per month.

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Exhibit F
Licensed Marks